UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

AMPLIPHI BIOSCIENCES CORPORATION

(Exact name of Registrant as specified in its charter)

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Alliance Advisors 200 Broadacres Drive, 3rd Fl. Bloomfield, NJ 07003 AmpliPhi will hold a Special Shareholder Meeting on May 8, 2019 Your participation in that meeting is vitally important to the future of our company. Please Vote. At the May 8 Special Meeting, AmpliPhi shareholders will be asked to approve the merger between AmpliPhi and C3J Therapeutics, Inc. (“C3J”), a private clinical stage biotechnology company. The Merger will increase the company’s ability to raise capital and provides a significant increase in equity growth potential. What can you do? this is An important notice FOR stockholders of AmpliPhi Biosciences Corporation You can vote your proxy today by calling 844-670-2134 to speak to a shareholder proxy See reverse side for more information voting specialist. Additional Information about the Proposed Merger involving AmpliPhi Biosciences Corporation and C3J Therapeutics, Inc. and Where to Find It In connection with the proposed merger, AmpliPhi has filed relevant materials with the Securities and Exchange Commission, or the SEC, including a definitive proxy statement filed with the SEC on April 4, 2019 (the “definitive proxy statement”). AmpliPhi has mailed the definitive proxy statement to its shareholders. Investors and shareholders of AmpliPhi are urged to read the definitive proxy statement because it contains important information about AmpliPhi, C3J Therapeutics and the proposed merger. The definitive proxy statement, other relevant materials and any other documents filed by AmpliPhi with the SEC (when they become available), may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, copies of the documents filed with the SEC by AmpliPhi will be available free of charge on the AmpliPhi’s website at www.ampliphibio.com (under “Investors”—“SEC Filings”) or by directing a written request to: AmpliPhi Biosciences Corporation, 3579 Valley Centre Drive, Suite 100, San Diego, CA 92130, Attention: Investor Relations or by email to: ir@ampliphibio.com. Investors and shareholders are urged to read the definitive proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger.

To support the merger, call a Shareholder Proxy Voting specialist today and cast your proxy vote. Call 844-670-2134. Please make sure you call before May 8. A Company Dedicated to Transforming Lives Needs Your Support to Advance Our Mission. As a shareholder in AmpliPhi Biosciences Corporation, you have the opportunity to vote in a Special Meeting of Stockholders on May 8, 2019. What’s the Issue? AmpliPhi shareholders are being asked to support 5 proposals, including a proposal to merge the company. 3 Proposal #1 — To approve the consummation of a Business Combination (as defined in AmpliPhi’s amended and restated articles of incorporation) pursuant to the Merger and the issuance of AmpliPhi common stock at the effective time of the Merger, as contemplated by the Merger Agreement; The Board recommends shareholders vote for all other proposals. The merger has been unanimously approved by the Boards of Directors of both companies to form a new corporate entity named Armata Pharmaceuticals that will trade on the NYSE. Why is your vote important? • Your support of the merger will result in a combined company that has a diverse clinical-stage pipeline of innovative bacteriophage therapies to combat the growing crisis of multi-drug resistant bacterial infections. • The merger will allow AmpliPhi to attract additional interest from pharma and other stakeholders as a result of the additional technology and manufacturing capabilities. What can you do?